Exhibit 99.1

Travelzoo 590 Madison Avenue 35th Floor New York, NY 10022 Investor Relations: ir@travelzoo.com
FOR IMMEDIATE RELEASE

Travelzoo Reports Third Quarter 2023 Results

NEW YORK, October 24, 2023 — Travelzoo® (NASDAQ: TZOO):

•Revenue of $20.6 million, up 30% year-over-year
•Consolidated operating profit of $3.1 million
•Non-GAAP consolidated operating profit of $3.9 million
•Cash flow from operations of $3.6 million
•Earnings per share (EPS) of $0.16

Travelzoo, a global Internet media company that provides exclusive offers and experiences for members, today announced financial results for the third quarter ended September 30, 2023. Consolidated revenue was $20.6 million, up 30% from $15.8 million year-over-year. In constant currencies, revenue was $20.2 million, up 27% year-over-year. Travelzoo's reported revenue consists of advertising revenues and commissions, derived from and generated in connection with purchases made by Travelzoo members.

The reported net income attributable to Travelzoo from continuing operations was $2.4 million for Q3 2023. At the consolidated level, including minority interests, the reported net income from continuing operations was $2.4 million. EPS from continuing operations was $0.16, compared to $0.06 in the prior-year period.

Non-GAAP operating profit was $3.9 million. The calculation of non-GAAP operating profit excludes amortization of intangibles ($0.4 million) and stock option expenses ($0.4 million). See section “Non-GAAP Financial Measures” below.

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“Year-over-year revenue growth accelerated from Q2 to Q3,” said Holger Bartel, Travelzoo’s Global CEO. “We will continue to leverage Travelzoo’s global reach, trusted brand, and strong relationships with top travel suppliers to negotiate more exclusive offers for members. It is in times of large increases in travel prices that Travelzoo is most valuable for consumers. Travelzoo members enjoy high quality travel experiences that represent outstanding value.”

“With more than 30 million members, 8 million mobile app users, and 4 million social media followers, Travelzoo is loved by travel enthusiasts who are affluent, active, and open to new experiences.”

Cash Position
As of September 30, 2023, consolidated cash, cash equivalents and restricted cash were $16.6 million. Net cash provided by operations was $3.6 million.

Travelzoo North America
North America business segment revenue increased 28% year-over-year to $13.4 million. Operating profit for Q3 2023 was $3.0 million, or 22% of revenue, compared to an operating profit of $1.0 million in the prior-year period.

Travelzoo Europe
Europe business segment revenue increased 33% year-over-year to $6.0 million. At constant currencies, Europe business segment revenue increased 23% year-over-year. Operating profit for Q3 2023 was $267,000, compared to an operating loss of $551,000 in the prior-year period.

Jack’s Flight Club
Jack’s Flight Club business segment revenue increased 39% year-over-year to $1.2 million. Jack’s Flight Club is a membership subscription service in which Travelzoo has a 60% ownership interest. The number of premium subscribers increased 23% year-over-year. Revenue from subscriptions is recognized monthly pro rata over the subscription period (quarterly, semi-annually, annually).
Operating profit for Q3 2023 was $144,000, compared to an operating profit of $12,000 in the prior-year period. Non-GAAP operating profit for Q3 2023 was $301,000. Non-GAAP operating profit excludes amortization of intangibles ($0.2 million) related to the acquisition.

New Initiatives
New Initiatives business segment revenue, which includes Licensing and Travelzoo META, was $28,000. Operating loss for Q3 2023 was $317,000.

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In June 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Japan for the exclusive use of Travelzoo’s brand, business model, and members in Japan. In August of 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Australia for the exclusive use of Travelzoo’s brand, business models, and members in Australia, New Zealand, and Singapore. Under these arrangements, Travelzoo’s existing members in Australia, Japan, New Zealand, and Singapore will continue to be owned by Travelzoo as the licensor. Travelzoo recorded $9,000 in licensing revenue from the licensee in Japan in Q3 2023. Travelzoo recorded $9,000 in licensing revenue from the licensee in Australia, New Zealand, and Singapore in Q3 2023. Licensing revenue is expected to increase going forward.

Members and Subscribers
As of September 30, 2023, we had 31.2 million members worldwide, up from 30.5 million as of September 30, 2022. In North America, the unduplicated number of Travelzoo members was 16.3 million as of September 30, 2023, consistent with September 30, 2022. In Europe, the unduplicated number of Travelzoo members was 9.3 million as of September 30, 2023, up from 9.1 million as of
September 30, 2022. Jack’s Flight Club had 2.3 million subscribers as of September 30, 2023, up from 1.9 million as of September 30, 2022.

Discontinued Operations
As announced in a press release on March 10, 2020, Travelzoo decided to exit its Asia Pacific business and operate it as a licensing business going forward. Consequently, the Asia Pacific business has been classified as discontinued operations since March 31, 2020. Prior periods have been reclassified to conform with the current presentation. Certain reclassifications have been made for current and prior periods between the continued operations and the discontinued operations in accordance with U.S. GAAP.

Income Taxes
A provision of $1.0 million for income taxes was recorded for Q3 2023, compared to an income tax expense of $317,000 in the prior-year period. The provision for income taxes for Q3 2023 will not result in a cash outflow. This is because Travelzoo in the U.S. is expected to utilize its net operating losses (NOLs).

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Non-GAAP Financial Measures
Management calculates non-GAAP operating income when evaluating the financial performance of the business. Travelzoo’s calculation of non-GAAP operating income, also called “non-GAAP operating profit” in this press release and today’s earnings conference call, excludes the following items: amortization of intangibles, stock option expenses, and severance-related expenses. This press release includes a table which reconciles GAAP operating income to the calculation of non-GAAP operating income. Non-GAAP operating income is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"). This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Looking Ahead
For Q4 2023, we currently expect growth in revenue to continue year-over-year. During the pandemic, we have been able to lower our fixed costs. We believe we can keep our fixed costs relatively low in the foreseeable future.

Conference Call
Travelzoo will host a conference call to discuss third quarter 2023 results today at 11:00 a.m. ET. Please visit http://ir.travelzoo.com/events-presentations to
•download the management presentation (PDF format) to be discussed in the conference call
•access the webcast.

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About Travelzoo
Travelzoo® provides its 30 million members with exclusive offers and one-of-a-kind experiences personally reviewed by our deal experts around the globe. We have our finger on the pulse of outstanding travel, entertainment, and lifestyle experiences. We work in partnership with more than 5,000 top travel suppliers—our long-standing relationships give Travelzoo members access to irresistible deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Travelzoo and Jack's Flight Club are registered trademarks of Travelzoo.

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Travelzoo
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues	$20,599	$15,849	$63,328	$51,991
Cost of revenues	2,665	2,324	8,236	7,319
Gross profit	17,934	13,525	55,092	44,672
Operating expenses:
Sales and marketing	9,840	8,512	29,278	25,573
Product development	525	484	1,533	1,391
General and administrative	4,460	4,256	13,188	13,735
Total operating expenses	14,825	13,252	43,999	40,699
Operating income	3,109	273	11,093	3,973
Other income, net	314	836	1,143	2,454
Income from continuing operations before income taxes	3,423	1,109	12,236	6,427
Income tax expense	1,018	317	3,487	2,213
Income from continuing operations	2,405	792	8,749	4,214
Income (loss) from discontinued operations, net of tax	(5)	5	(5)	4
Net income	2,400	797	8,744	4,218
Net income attributable to non-controlling interest	52	2	97	36
Net income attributable to Travelzoo	$2,348	$795	$8,647	$4,182

Net income attributable to Travelzoo—continuing operations	$2,353	$790	$8,652	$4,178
Net income (loss) attributable to Travelzoo—discontinued operations	$(5)	$5	$(5)	$4

Income per share—basic
Continuing operations	$0.16	$0.06	$0.57	$0.34
Discontinued operations	$—	$—	$—	$—
Net income per share—basic	$0.16	$0.06	$0.57	$0.34

Income per share—diluted
Continuing operations	$0.16	$0.06	$0.57	$0.33
Discontinued operations	$—	$—	$—	$—
Net income per share—diluted	$0.16	$0.06	$0.56	$0.33
Shares used in per share calculation from continuing operations—basic	14,769	12,489	15,242	12,354
Shares used in per share calculation from discontinued operations—basic	14,769	12,489	15,242	12,354
Shares used in per share calculation from continuing operations—diluted	14,821	12,578	15,307	12,586
Shares used in per share calculation from discontinued operations—diluted	14,821	12,578	15,307	12,586
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Travelzoo
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$15,901	$18,693
Accounts receivable, net	10,684	13,820
Prepaid income taxes	690	1,778
Prepaid expenses and other	1,727	1,289
Assets from discontinued operations	7	11
Total current assets	29,009	35,591
Deposits and other	2,472	5,094
Deferred tax assets	3,274	3,222
Restricted cash	675	675
Operating lease right-of-use assets	6,334	7,440
Property and equipment, net	621	657
Intangible assets, net	2,479	3,651
Goodwill	10,944	10,944
Total assets	$55,808	$67,274
Liabilities and Equity
Current liabilities:
Accounts payable	$2,856	$4,271
Merchant payables	23,717	32,574
Accrued expenses and other	4,367	5,049
Deferred revenue	2,811	2,216
Income tax payable	285	—
Operating lease liabilities	2,568	2,972
Liabilities from discontinued operations	453	452
Total current liabilities	37,057	47,534
Long-term operating lease liabilities	7,141	8,326
Other long-term liabilities	4,894	2,563
Total liabilities	49,092	58,423
Common stock	142	165
Treasury stock (at cost)	—	(7,130)
Tax indemnification	(9,537)	(9,537)
Note receivable from shareholder	(4,753)	(4,753)
Additional paid-in capital	5,186	23,274
Retained earnings	15,789	7,142
Accumulated other comprehensive loss	(4,803)	(4,905)
Total Travelzoo stockholders’ equity	2,024	4,256
Non-controlling interest	4,692	4,595
Total stockholder's equity	6,716	8,851
Total liabilities and equity	$55,808	$67,274
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Travelzoo
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$2,400	$797	$8,744	$4,218
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	472	534	1,417	1,652
Stock-based compensation	359	325	1,186	1,456
Deferred income tax	(73)	151	(111)	701
Loss on long-lived assets	—	—	10	38
Gain on sale of equity investment in WeGo	—	—	—	(196)
Net foreign currency effects	86	(180)	53	34
Reversal of reserves on accounts receivable and other reserves	(115)	(1,156)	(944)	(3,402)
Changes in operating assets and liabilities:
Accounts receivable	(571)	2,671	3,317	2,540
Prepaid income taxes	111	(316)	1,075	354
Prepaid expenses, deposits and other	(253)	179	2,320	41
Accounts payable	691	2,457	(1,702)	401
Merchant payables	(153)	(9,110)	(8,757)	(28,894)
Accrued expenses and other	197	(19)	574	153
Income tax payable	59	1	257	(185)
Other liabilities	435	(193)	1,854	240
Net cash provided by (used in) operating activities	3,645	(3,859)	9,293	(20,849)
Cash flows from investing activities:
Proceeds from repayment of note receivable	—	—	113	—
Purchases of intangible assets	—	—	—	(1,049)
Proceeds from sale of equity investment in WeGo	—	—	—	196
Purchases of property and equipment	(60)	(61)	(217)	(236)
Net cash used in investing activities	(60)	(61)	(104)	(1,089)
Cash flows from financing activities:
Repurchase of common stock	(6,896)	(1,170)	(11,766)	(1,170)
Proceeds from short swing settlement	—	46	—	46
Exercise of stock options and taxes paid for net share settlement of equity awards	—	—	(299)	1,885
Net cash provided by (used in) financing activities	(6,896)	(1,124)	(12,065)	761
Effect of exchange rate on cash, cash equivalents and restricted cash	(304)	(1,091)	80	(3,267)
Net decrease in cash, cash equivalents and restricted cash	(3,615)	(6,135)	(2,796)	(24,444)
Cash, cash equivalents and restricted cash at beginning of period	20,197	26,680	19,378	44,989
Cash, cash equivalents and restricted cash at end of period	$16,582	$20,545	$16,582	$20,545
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Travelzoo
Segment Information from Continuing Operations
(Unaudited)
(In thousands)

Three months ended September 30, 2023	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenue from unaffiliated customers	$13,094	$6,397	$1,080	$28	$20,599
Intersegment revenue (loss)	314	(414)	100	—	—
Total net revenues	13,408	5,983	1,180	28	20,599
Operating income (loss)	$3,015	$267	$144	$(317)	$3,109

Three months ended September 30, 2022	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenue from unaffiliated customers	$10,273	$4,721	$847	$8	$15,849
Intersegment revenue (loss)	217	(217)	—	—	—
Total net revenues	10,490	4,504	847	8	15,849
Operating income (loss)	$1,021	$(551)	$12	$(209)	$273

Nine months ended September 30, 2023	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenue from unaffiliated customers	$41,303	$18,937	$3,039	$49	$63,328
Intersegment revenue (loss)	996	(1,180)	184	—	—
Total net revenues	42,299	17,757	3,223	49	63,328
Operating income (loss)	$11,284	$485	$196	$(872)	$11,093

Nine months ended September 30, 2022	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenue from unaffiliated customers	$34,108	$15,243	$2,622	$18	$51,991
Intersegment revenue (loss)	451	(451)	—	—	—
Total net revenues	34,559	14,792	2,622	18	51,991
Operating income (loss)	$6,113	$(1,845)	$196	$(491)	$3,973

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Travelzoo
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP operating expense	$14,825	$13,252	$43,999	$40,699
Non-GAAP adjustments:
Amortization of intangibles (A)	384	440	1,171	1,318
Stock option expenses (B)	359	325	1,186	1,456
Severance-related expenses (C)	—	74	95	136
Non-GAAP operating expense	14,082	12,413	41,547	37,789

GAAP operating income	3,109	273	11,093	3,973
Non-GAAP adjustments (A through C)	743	839	2,452	2,910
Non-GAAP operating income	3,852	1,112	13,545	6,883

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